UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2024

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(e)       Compensatory Arrangements.

On May 20, 2024, in connection with the annual grant of restricted stock units (“RSUs”) that include time-vesting RSUs and performance-vesting RSUs pursuant to the Long-Term Incentive Plan (the “LTIP”), which is a sub-plan of the 2018 Equity Compensation Plan, the Compensation Committee of the Board of Directors of First United Corporation (the “Corporation”) revised certain terms applicable to the performance-vesting RSUs. The revised terms are set forth in a new Appendix A to the LTIP, a copy of which is filed herewith as Exhibit 10.1.

An RSU contemplates the issuance of shares of common stock of the Corporation if and when the RSUs vest. The total values of awards are based on a specified percentage of the grantee’s base salary as of December 31, 2023 and are composed of time-vesting RSUs and performance-vesting RSUs.

The performance-vesting RSUs contemplate a three-year performance period ending on December 31, 2026. Under the revised terms, the performance goals are now return on average equity (“ROAE”) and growth in tangible book value per share (“TBVPSG”) as measured against the ROAE and TBVPSG of a custom peer group consisting of 123 publicly-traded banks with total assets of between $750 million and $4 billion at December 31, 2023. The performance goals, which may be individually achieved within the threshold, target and maximum performance levels, are now stated as percentiles of the peer group’s performance. The peer group is closed, provided that any peer that is acquired will be removed from the group and any peer that fails will be recorded with a -99% performance result for both goals.

The table below outlines the threshold, target and maximum performance goals and related payout rates.

Performance Level	Performance Goal	Payout Rate (of total Award)
Threshold - ROAE	25th Percentile	25%
Threshold - TBVPSG	25th Percentile	25%
Target - ROAE	50th Percentile	50%
Target – TBVPSG	50th Percentile	50%
Maximum – ROAE	75th Percentile	75%
Maximum – TBVPSG	75th Percentile	75%

The performance-vesting RSUs are evidenced by Restricted Stock Unit Award Agreements (Performance-Vesting) that contain customary terms and conditions for these types of equity awards, the forms of which were filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2020. A summary of the material terms of the LTIP can be found in Item 5.02 of the Corporation’s Current Report on Form 8-K, filed with the SEC on March 16, 2020 (the “2020 Form 8-K”), under the heading, “First United Corporation Long-Term Incentive Plan”, which summary is incorporated herein by reference. A copy of the LTIP was filed as Exhibit 10.1 to the 2020 Form 8-K. A summary of the material terms of 2018 Equity Compensation Plan can be found in the Corporation’s definitive proxy statement on Schedule 14A, filed with the SEC on March 20, 2018, under the heading, “APPROVAL OF THE EQUITY PLAN (Proposal 2)”, which summary is incorporated herein by reference. A copy of the 2018 Equity Compensation Plan was filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K that was filed with the SEC on May 21, 2018.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	Appendix A to the First United Corporation Long-Term Incentive Plan (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: May 23, 2024	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO